EXHIBIT 10.2

Schedule of Key Executive Restoration Plan Participants

Current executive officer

Neil A. Schrimsher
Fred D. Bauer
Warren E. Hoffner
Kurt W. Loring
David K. Wells

The Executive Organization & Compensation Committee has set the Company Contribution Percentage for Mr.Schrimsher at 10%.